Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Scott Dawson	The Bernard Group Diane Bernard
Phone: (858) 535-4217	Phone: (512) 617-6319
E-Mail: sdawson@amcc.com	E-Mail: diane@bernardgroup.com

Tuesday, January 30, 2007

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS

Revenues of $76.6 million, up 17.5% from the third quarter last year

Q3 GAAP net loss of $4.2 million and $(0.01) per share

Q3 non-GAAP net income of $9.0 million and $0.03 per share

Revenues from storage products grew 12% sequentially

SUNNYVALE, Calif., —January 30, 2007—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the three and nine months ended December 31, 2006.

Net revenue for the third quarter of fiscal 2007 was $76.6 million compared to the $76.4 million reported in the second quarter of fiscal 2007 and $65.2 million reported in the third quarter of fiscal 2006.

The net loss on a generally accepted accounting principles (GAAP) basis for the third quarter of fiscal 2007 was $4.2 million or $(0.01) per share, compared with a net loss of $13.9 million or $(0.05) per share for the second quarter of fiscal 2007 and net income of $584,000 or $0.00 per share for the third quarter of fiscal 2006.

The non-GAAP net income for the third quarter of fiscal 2007 was $9.0 million or $0.03 per diluted share, compared to the non-GAAP net income of $10.4 million or $0.04 per diluted share in the second quarter of fiscal 2007 and the non-GAAP net income of $4.8 million or $0.02 per diluted share in the third quarter of fiscal 2006.

Net revenue for the nine months ended December 31, 2006 was $222.7 million and increased 14.3% from the $194.9 million reported for the nine months ended December 31, 2005.

The GAAP net loss for the nine months ended December 31, 2006 was $18.9 million or $(0.07) per share, compared to the GAAP net loss of $10.0 million or $(0.03) per share for the nine months ended December 31, 2005. The non-GAAP net income for the nine months ended December 31, 2006 was $27.5 million or $0.10 per share, a 133% increase compared with the non-GAAP net income of $11.8 million or $0.04 per share for the nine months ended December 31, 2005.

“The communications market weakened throughout this quarter due to inventory corrections and industry consolidations. Revenues were disappointing but we managed on-going expenses well. Storage revenues showed strong sequential growth since we executed our initiatives to enhance our product portfolio and channel partners,” said Kambiz Hoosmand, president and chief executive officer.

AMCC reports its financial results in accordance GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization and impairments of purchased intangibles and goodwill, acquired in-process research and development charges, stock-based compensation charges, litigation settlement costs, realized gains on strategic equity investments, payroll tax on certain stock option exercises and expenses related to stock option investigation. Expenses related to the stock option investigation consist primarily of fees paid to professional service firms in connection with the Company’s internal investigation of historical stock option grant practices and the resulting restatement of the Company’s financial statements, the investigations by the Securities and Exchange Commission and the U.S. Attorney’s office arising from the internal investigation and the defense of derivative lawsuits arising from the Company’s internal investigation. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

For More Information

AMCC management will be holding a conference call today, January 30, 2007, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the Company’s financial results for the third quarter of fiscal 2007 and to provide guidance for the fourth quarter of fiscal 2007. You may access the conference call via any of the following:

Teleconference:	913-981-5584
Conference ID:	9540488
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(Available for 7 days following the call)

AMCC Overview

AMCC is a global leader in network and embedded PowerPC® processing, optical transport and storage solutions. Our products enable the development of converged IP-based networks offering high-speed secure data, high-definition video and high-quality voice for carrier, metropolitan, access and enterprise applications. AMCC provides networking equipment vendors with industry-leading network and communications processing, Ethernet, SONET and switch fabric solutions. AMCC is also the leading vendor of high-port count SATA RAID controllers enabling low-cost, high-performance, high-capacity storage. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

AMCC is a registered trademark of Applied Micro Circuits Corporation. The PowerPC name and logo are registered trademarks of IBM Corporation and used under license there from. All other trademarks are the property of their respective owners.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	Dec 31, 2006	March 31, 2006
	(unaudited)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$261,040	$335,665
Accounts receivable, net	35,741	26,324
Inventories	37,273	24,941
Other current assets	16,351	12,618

Total current assets	350,405	399,548
Property and equipment, net	32,010	36,127
Goodwill and purchased intangibles	422,009	381,066
Other assets	12,099	8,685

Total assets	$816,523	$825,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$24,960	$24,656
Other current liabilities	35,070	37,962

Total current liabilities	60,030	62,618
Stockholders’ equity	756,493	762,808

Total liabilities and stockholders’ equity	$816,523	$825,426

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Nine months ended
	Dec 31, 2006	Sept 30, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
Net revenues	$76,642	$76,364	$65,243	$222,685	$194,851
Cost of revenues	37,799	35,536	30,017	104,863	91,943

Gross profit	38,843	40,828	35,226	117,822	102,908
Operating expenses:
Research and development	24,550	24,853	23,429	72,242	70,934
Selling, general and administrative	20,056	17,312	15,022	54,368	46,484
Amortization of purchased intangibles	1,350	1,188	1,107	3,645	3,481
Acquired in-process research and development	—	13,300	—	13,300	—
Restructuring charges	67	1,419	1,339	2,733	4,898

Total operating expenses	46,023	58,072	40,897	146,288	125,797

Operating loss	(7,180)	(17,244)	(5,671)	(28,466)	(22,889)
Interest and other income, net	3,121	3,429	4,940	9,915	11,881

Loss before income taxes	(4,059)	(13,815)	(731)	(18,551)	(11,008)
Income tax expense (benefit)	113	74	(1,315)	327	(964)

Net income (loss)	$(4,172)	$(13,889)	$584	$(18,878)	$(10,044)

Basic and diluted income (loss) per share:
Income (loss) per share	$(0.01)	$(0.05)	$0.00	$(0.07)	$(0.03)

Shares used in calculating basic and diluted income (loss) per share	281,799	281,762	299,049	284,913	302,974

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(unaudited)

(in thousands)

	Three months ended			Nine months ended
	Dec 31, 2006	Sept 30, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
GAAP net income (loss)	$(4,172)	$(13,889)	$584	$(18,878)	$(10,044)
Adjustments:
Stock-based compensation charges	2,723	2,677	1,458	7,911	4,443
Amortization of purchased intangibles	7,877	5,941	4,732	18,551	17,500
Restructuring charges	67	1,419	1,339	2,733	4,898
Realized gain on sale of strategic equity investment	—	—	(672)	—	(672)
Acquired in-process research and development	—	13,300	—	13,300	—
Payroll taxes on certain stock option exercises	—	—	1	1	1
Expenses related to stock option investigation	2,705	1,150	—	4,405	—
Income tax adjustments	(217)	(212)	(2,663)	(523)	(4,299)

Total GAAP to Non-GAAP adjustments	13,155	24,275	4,195	46,378	21,871

Non-GAAP net income	$8,983	$10,386	$4,779	$27,500	$11,827

Diluted income per share	$0.03	$0.04	$0.02	$0.10	$0.04

Shares used in calculating diluted income per share	283,060	282,586	299,049	285,924	304,521

Income (loss) per share:
GAAP income (loss) per share	$(0.01)	$(0.05)	$0.00	$(0.07)	$(0.03)
GAAP to non-GAAP adjustments	0.04	0.09	0.02	0.17	0.07

Non-GAAP income (loss) per share	$0.03	$0.04	$0.02	$0.10	$0.04

Reconciliation of shares used in calculating the non-GAAP income per share:
Shares used in calculating the basic and diluted income (loss) per share	281,799	281,762	299,049	284,913	302,974
Adjustment for dilutive securities	1,261	824	—	1,011	1,547

Non-GAAP shares used in the EPS calculation	283,060	282,586	299,049	285,924	304,521

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three months ended			Nine months ended
	Dec 31, 2006	Sept 30, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
GROSS PROFIT:
GAAP gross profit	$38,843	$40,828	$35,226	$117,822	$102,908
Amortization of purchased intangibles	6,527	4,753	3,625	14,906	14,019
Stock-based compensation expense	148	157	21	439	68

Non-GAAP gross profit	$45,518	$45,738	$38,872	$133,167	$116,995

OPERATING EXPENSES:
GAAP operating expenses	$46,023	$58,072	$40,897	$146,288	$125,797
Amortization of purchased intangibles	1,350	1,188	1,107	3,645	3,481
Acquired in-process research and development	—	13,300	—	13,300	—
Stock-based compensation expense	2,575	2,520	1,437	7,472	4,375
Restructuring charges	67	1,419	1,339	2,733	4,898
Payroll taxes on certain stock option exercises	—	—	1	1	1
Expenses related to stock option investigation	2,705	1,150	—	4,405

Non-GAAP operating expenses	$39,326	$38,495	$37,013	$114,732	$113,042

INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$3,121	$3,429	$4,940	$9,915	$11,881
Realized gain on sale of strategic equity investments	—	—	(672)	—	(672)

Non-GAAP interest and other income, net	$3,121	$3,429	$4,268	$9,915	$11,209

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$113	$74	$(1,315)	$327	$(964)
Income tax adjustments	217	212	2,663	523	4,299

Non-GAAP income tax expense (benefit)	$330	$286	$1,348	$850	$3,335

RESEARCH AND DEVELOPMENT
GAAP research and development	$24,550	$24,853	$23,429	$72,242	$70,934
Stock-based compensation expense	882	1,028	654	2,979	2,024
Payroll taxes on certain stock option exercises	—	—	1	—	1

Non-GAAP research and development	$23,668	$23,825	$22,774	$69,263	$68,909

SELLING, GENERAL AND ADMINISTRATIVE
GAAP selling, general and administrative	$20,056	$17,312	$15,022	$54,368	$46,484
Stock-based compensation expense	1,693	1,492	783	4,493	2,351
Payroll taxes on certain stock option exercises	—	—	—	1	—
Expenses related to stock option investigation	2,705	1,150	—	4,405	—

Non-GAAP selling, general and administrative	$15,658	$14,670	$14,239	$45,469	$44,133